EXHIBIT 4.1

EXECUTION VERSION

RASER TECHNOLOGIES, INC.

8.00% CONVERTIBLE SENIOR NOTES DUE 2013

INDENTURE

DATED AS OF MARCH 26, 2008

THE BANK OF NEW YORK

AS TRUSTEE

CROSS REFERENCE TABLE*

TIA Section	Indenture Section
Section 310	12.01
310(a)(1)	9.10
(a)(2)	9.10
(a)(3)	N.A.**
(a)(4)	N.A.
(a)(5)	9.10
(b)	9.10
(c)	N.A.
Section 311	12.01
311(a)	9.11
(b)	9.11
(c)	N.A.
Section 312	12.01
312(a)	N.A.
(b)	12.03
(c)	12.03
Section 313	12.01
313(a)	9.06(a)
(b)(1)	N.A.
(b)(2)	9.06(a)
(c)	9.06(a)
(d)	9.06(a)
Section 314	12.01
314(a)	6.02(a)
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.04
(f)	N.A.
Section 315	12.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

v

TIA Section	Indenture Section
315(a)	9.01(b)
(b)	9.05
(c)	9.01(a)
(d)(1)	9.01(d)
(d)(2)	9.01(d)
(d)(3)	9.01(d)
(e)	8.11
Section 316	12.01
316(a)	2.09
316(a)(1)(A)	8.05
316(a)(1)(B)	8.04
316(a)(2)	N.A.
(b)	8.07
(c)	12.05
Section 317	12.01
317(a)(1)	8.08
317(a)(2)	8.09
317(b)	2.04
Section 318(a)	12.01
318(c)	12.01

THIS INDENTURE dated as of March 26, 2008 is between Raser Technologies, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and The Bank of New York, a New York banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company’s 8.00% Convertible Senior Notes Due April 1, 2013.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.

“Beneficial Ownership” means the definition such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means, with respect to any Security, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the legend or the schedule called for by footnote 1 thereof.

“Change of Control” means the occurrence of any of the following after the date hereof:

(i) the acquisition by any Person of Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling that Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or

(ii) the consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another Person other than to one or more of the Company’s wholly-owned subsidiaries, provided that this clause (ii) shall not apply to (A) any transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock and (y) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after the transaction; or (B) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

(iii) if, during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Company’s Board of Directors, together with any new directors whose election to the Company’s Board of Directors, or whose nomination for election by the Company’s stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Company’s Board of Directors then in office; or

(iv) the adoption of a plan of liquidation or dissolution of the Company.

Notwithstanding the foregoing, it will not otherwise constitute a Change of Control if 100% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting a Change of Control consists of common stock and any associated rights listed on a U.S. national securities exchange or quoted on a national automated dealer quotation system, or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

“Closing Sale Price” of the Common Stock or any other securities on any Trading Day means the reported last sale price per share (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the NYSE Arca exchange, or, if the Common Stock or such securities are not listed on the NYSE Arca exchange, as reported by the principal national securities exchange on which the Common Stock or such securities are listed, or if no such prices are available, the Closing Sale Price per share shall be the fair value of a share of Common Stock or other security as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officer’s Certificate delivered to the Trustee).

“Common Stock” means the common stock of the Company, par value $0.01, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate, rounded to the nearest cent.

“Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 108.3658 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Principal Share Amount” means, for each Trading Day during the Maturity Conversion Reference Period and each $1,000 principal amount of Securities surrendered for conversion, a number of shares of Common Stock equal to the lesser of (i) $20 divided by the Volume Weighted Average Price per share of Common Stock for such Trading Day, and (ii) the applicable Conversion Rate divided by 50.

“Daily Remaining Share Amount” means, for each Trading Day during the Maturity Conversion Reference Period and each $1,000 principal amount of Securities surrendered for conversion, a number of shares of Common Stock equal to the greater of: (i) zero; and (ii) a number of shares of Common Stock determined by the following formula:

where

VWAP = the Volume Weighted Average Price per share of Common Stock for such Trading Day

CR = the applicable Conversion Rate

“Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

“Escrow Account” means the escrow account provided for under the Pledge and Escrow Agreement.

“Escrow Agent” means The Bank of New York in its capacity as escrow agent under the Pledge and Escrow Agreement, and any permitted successors thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means April 1, 2013.

“Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading following the date of this Indenture.

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Repurchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to, but excluding, the Fundamental Change Repurchase Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Public Company Accounting Oversight Board and the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the legend and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, obligations (other than nonrecourse obligations) of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.

“Initial Purchaser” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Interest Payment Date” means April 1 and October 1 of each year, commencing October 1, 2008.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Liquidated Damages” has the meaning specified in the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable as of such date as provided in the Registration Rights Agreement.

“Market Disruption Event” means (i) a failure by the NYSE Arca exchange or, if the Common Stock is not then listed on the NYSE Arca exchange, by the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, by the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session or (ii) the occurrence or existence on any Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, in each case, for more than one half-hour period in the aggregate on such Trading Day.

“Maturity Conversion Reference Period” means the 50 consecutive Trading Days commencing on the 52nd Scheduled Trading Day preceding the Final Maturity Date, subject to any extension due to a Market Disruption Event.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice President, the Chief Financial Officer, the Controller, the Secretary, or any Assistant Controller or any Assistant Secretary of the Company designated by one of the former officers.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer; provided, however, that for purposes of Sections 4.11 and 6.03, “Officer’s Certificate” means a certificate signed by (a) the principal executive officer, principal financial officer, principal operating officer or principal accounting officer of the Company and (b) one other officer.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Pledge and Escrow Agreement” means the Pledge and Escrow Agreement, dated as of March 26, 2008, among the Company, the Trustee and the Escrow Agent.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of 26, 2008, among the Company and the Initial Purchaser, as amended from time to time in accordance with its terms.

“Regular Record Date” means, with respect to each Interest Payment Date, the March 15 or September 15, as the case may be, next preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust services department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security annexed as Exhibit A.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means up to $50,000,000 aggregate principal amount ($55,000,000 aggregate principal amount if the Initial Purchaser exercises its over-allotment option to purchase up to an additional $5,000,000 aggregate principal amount of Securities in full) of 8.00% Convertible Senior Notes due 2013, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Stock Price” means the price paid, or deemed to be paid, per share of the Common Stock in a transaction constituting a Fundamental Change as determined pursuant to Section 4.01(e). If Holders of the Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock in connection with the Fundamental Change. Otherwise, the Stock Price shall be equal to the average Closing Sale Prices of the Common Stock for each of the 10 Trading Days immediately preceding, but not including, the applicable Fundamental Change Effective Date.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Termination of Trading” means the termination (but not the temporary suspension) of trading of the Common Stock, which will be deemed to have occurred if the Common Stock or other common stock into which the Securities are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices, or traded in over-the-counter securities markets, and no American Depository Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the NYSE Arca exchange is open for trading or, if the Common Stock is not then listed on the NYSE Arca exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded is open for trading. If the Common Stock is not so listed or quoted, a Trading Day means a Business Day.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume Weighted Average Price” per share of Common Stock on any Trading Day means the per-share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page RZ <equity> AQR (or any successor thereto) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day (or if such Volume Weighted Average Price is unavailable, the market value of one share of the Common Stock on such Trading Day, as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company using a volume-weighted method).

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.

Section 1.02 Other Definitions.

Term	Defined in Section
“Agent Members”	2.01
“Bankruptcy Law”	8.01
“Business Combination”	4.10
“Company Order”	2.02
“Conversion Agent”	2.03
“Conversion Date”	4.02
“DTC”	2.01
“Depositary”	2.01
“Event of Default”	8.01
“ex-dividend date”	4.06
“Expiration Time”	4.06
“Fundamental Change Company Notice”	3.01
“Fundamental Change Repurchase Date”	3.01
“Fundamental Change Repurchase Notice”	3.01
“Legend”	2.12
“Make Whole Premium”	4.01
“Notice of Default”	8.01
“Paying Agent”	2.03
“Primary Registrar”	2.03

Term	Defined in Section
“Purchase Agreement”	2.01
“QIB”	2.01
“Receiver”	8.01
“Registrar”	2.03
“Resale Restriction Termination Date”	2.12
“Spin-Off”	4.06

Section 1.03 Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04 Rules of Construction.

(a) Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) words in the singular include the plural, and words in the plural include the singular;

(4) provisions apply to successive events and transactions;

(5) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(6) the masculine gender includes the feminine and the neuter;

(7) references to agreements and other instruments include subsequent amendments thereto; and

(8) all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE SECURITIES

Section 2.01 Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may include such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or automated quotation system on which the Securities may be listed or quoted, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject. The Company shall provide any such notations, legends, endorsements or changes to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated March 19, 2008 (the “Purchase Agreement”) between the Company and the Initial Purchaser, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Subject to Section 2.02 hereof, the aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02 Execution and Authentication.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited, pursuant to the Purchase Agreement, to $50,000,000 aggregate principal amount ($55,000,000 aggregate principal amount if the Initial Purchaser exercises its over-allotment option in full), except as provided in Sections 2.06 and 2.07.

(b) An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

(c) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(d) A Security shall not be valid until an authorized signatory of the Trustee by manual or facsimile signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $50,000,000 aggregate principal amount ($55,000,000 aggregate principal amount if the Initial Purchaser exercises its over-allotment option in full by executing an over-allotment exercise notice and delivering such executed over-allotment exercise notice to the Trustee) upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

(f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03 Registrar, Paying Agent and Conversion Agent.

(a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange. At the option of the Company, any payment of cash may be made by check mailed to the Holders at their addresses set forth in the register of Holders. The Company shall provide written notice to the Trustee of any Registrar, Securities Agent, Conversion Agent or Paying Agent that is not also the Trustee.

(b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.01 and Article 10).

(c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and designates the Corporate Trust Office of the Trustee as the office or agency of the Company for each of the aforesaid purposes and as the office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture shall be served.

Section 2.04 Paying Agent to Hold Money in Trust. Prior to 12:00 p.m. (noon), New York City time, on each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 9.02, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m. (noon), New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05 Lists of Holders of Securities. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.

Section 2.06 Transfer and Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.05, 4.02(e) or 11.05.

(b) Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Repurchase Notice (as defined in Section 3.01(c)) has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) Each Holder of a Security agrees to indemnify and hold harmless the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Securities.

(a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, and the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.

(c) Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(d) Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e) The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08 Outstanding Securities.

(a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

(b) If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Fundamental Change Repurchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Repurchase Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and cash interest on them shall cease to accrue.

(d) Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09 Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Responsible Officer of the Trustee with responsibility for this Indenture actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Section 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon its request therefor. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 3 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.

Section 2.12 Legend; Additional Transfer and Exchange Requirements.

(a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested, or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

(b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(c) Subject to Section 2.12(b) and in compliance with Section 2.12(d), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, the date when the Holder of such Security, other than Holders that are Affiliates of the Company, is able to sell such Security immediately without restriction pursuant to Rule 144(b)(1)(i) under the Securities Act or any successor Rule thereto. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

As used in Sections 2.12(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(e) The provisions below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(2) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, however, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4) Subject to clause (6) of this Section 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(5) In the event of the occurrence of any of the events specified in clause (2) of this Section 2.12(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(6) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(7) At such time as all interests in a Global Security have been converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.11 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

(f) Any stock certificate representing Common Stock issued upon conversion of any Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY,

MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH RASER TECHNOLOGIES, INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THE COMMON STOCK EVIDENCED HEREBY (OR ANY PREDECESSOR OF THE COMMON STOCK EVIDENCED HEREBY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this section. The Trustee may reasonably rely on an Opinion of Counsel in order to determine whether the legend is required upon transfer.

Section 2.13 CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14 Calculations. Except as otherwise specifically stated herein or in the Securities, all calculations to be made in respect of the Securities shall be the obligation of the Company. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Securities shall be made in good faith and be final and binding on the Holders absent manifest error. The Company shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any holder of Securities upon request.

Section 2.15 Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE 3

PURCHASE

Section 3.01 Repurchase of Securities at Option of the Holder upon a Fundamental Change.

(a) If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to repurchase for cash all or any portion (in principal amounts of $1,000 and integral multiples thereof) of the Securities of such Holder at the Fundamental Change Repurchase Price, on the date specified by the Company that is not less than 30 days nor more than 45 days after the date of the Fundamental Change Company Notice pursuant to subsection 3.01(b) (the “Fundamental Change Repurchase Date”).

(b) As promptly as practicable following the date on which the Company publicly announces such transaction, but in no event less than 20 days prior to the anticipated Fundamental Change Effective Date, the Company shall mail a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder of record of Securities (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Repurchase Notice (as defined below) to be completed by the Holder and shall state:

(1) the events causing such Fundamental Change;

(2) the date (or expected date) of such Fundamental Change;

(3) the last date by which the Fundamental Change Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.01;

(4) the Fundamental Change Repurchase Date;

(5) the Fundamental Change Repurchase Price;

(6) the Holder’s right to require the Company to purchase the Securities;

(7) the name and address of each Paying Agent and Conversion Agent;

(8) the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9) the procedures that the Holder must follow to exercise conversion rights under Article 4 and that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10) the procedures that the Holder must follow to exercise rights under this Section 3.01;

(11) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(12) that, unless the Company fails to pay such Fundamental Change Repurchase Price, Securities covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest and Liquidated Damages, if any, will cease to accrue on and after the Fundamental Change Repurchase Date; and

(13) the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

(c) A Holder may exercise its rights specified in Section 3.01(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading “Fundamental Change Repurchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to the Company or any Paying Agent at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law.

(1) The Fundamental Change Repurchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which must be $1,000 or an integral multiple of $1,000, and (C) that such Security shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

(2) The delivery of a Security for which a Fundamental Change Repurchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor.

(3) The Company shall only be obliged to purchase, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

(4) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

(5) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

(6) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.02 Effect of Fundamental Change Repurchase Notice.

(a) Upon receipt by any Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.02(b)) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security, subject to the occurrence of the Fundamental Change Effective Date and an absence of an Event of Default, or a continuation thereof (other than a Default in the payment of the Fundamental Change Repurchase Price). Such Fundamental Change Repurchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Repurchase Date (provided that the conditions in Section 3.01 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c), together with necessary endorsements. Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 3.02(b) with respect to the Securities to be converted.

(b) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Fundamental Change Repurchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if Certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in withdrawable part (or if the Securities are not certificated, such written notice must comply with the Applicable Procedures) and (3) the portion of the principal amount of the Security that will remain subject to the Fundamental Change Repurchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.

Section 3.03 Deposit of Fundamental Change Repurchase Price.

(a) On or before 12:00 p.m. (noon) New York City time on the Business Day following the applicable Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Repurchase Date.

(b) If a Paying Agent or the Trustee holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Business Day following the applicable Fundamental Change Repurchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent or the Trustee, and interest and Liquidated Damages, if any, shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Repurchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Fundamental Change Repurchase Date.

(c) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture.

(d) If a Fundamental Change Repurchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

Section 3.04 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental

Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.05 Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Repurchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.06 Compliance with Securities Laws upon Purchase of Securities. In connection with any offer to purchase of Securities under Section 3.01, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.01 through 3.04 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.07 Purchase of Securities in Open Market. The Company may surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11. The Company may repurchase Securities in the open market, by tender at any price or by negotiated transactions.

ARTICLE 4

CONVERSION

Section 4.01 Conversion Privilege and Conversion Rate.

(a) Any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted by the Holder thereof in accordance with the provisions of this Article 4. Upon conversion, Holders shall be entitled to receive shares of Common Stock determined in the manner provided in Section 4.13. Securities may be converted prior to the close of business on the second Business Day preceding the Final Maturity Date at the Conversion Rate in effect at the time of such conversion.

(b) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(c) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

(d) The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(e) and Section 4.06.

(e) If there shall have occurred a Fundamental Change prior to the Final Maturity Date as a result of a transaction described in clauses (i), (ii) or (iv) of the definition of the term “Change of Control”, the Company shall pay a “Make Whole Premium” to the Holders of the Securities who convert their Securities during the period beginning 10 Trading Days before the date the Company publicly announces as the anticipated Fundamental Change Effective Date and ending at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date or 10 Trading Days after the Fundamental Change Effective Date, if later, by increasing the Conversion Rate for such Securities. The number of additional shares of Common Stock per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by the Company by reference to the table below, based on the Fundamental Change Effective Date and the Stock Price applicable to the Fundamental Change; provided that if the Stock Price or Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Fundamental Change Effective Date exceeds $50.00 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the Stock Price on the Fundamental Change Effective Date is less than $7.69 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid.

Make Whole Premium upon a Fundamental Change

(Number of Additional Shares)

	Effective Date
Stock Price	March 26, 2008	April 1, 2009	April 1, 2010	April 1, 2011	April 1, 2012	April 1, 2013
$7.69	21.6732	21.6732	21.6732	21.6732	21.6732	21.6732
$8.00	21.6732	21.5227	16.9273	16.6342	16.6342	16.6342
$9.00	21.6732	19.0097	14.9665	11.5376	6.7328	2.7453
$10.00	21.5573	17.0109	13.3825	10.3396	6.0363	0.0000
$15.00	13.9546	11.0053	8.6592	6.7383	3.9348	0.0000
$20.00	10.1734	8.0077	6.3042	4.9054	2.8808	0.0000
$30.00	6.3895	5.0094	3.9357	3.0869	1.8396	0.0000
$40.00	4.4825	3.5249	2.7544	2.1739	1.3098	0.0000
$50.00	3.3832	2.5957	2.0447	1.6379	0.9909	0.0000

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 4.06 hereof. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make Whole Premium as described above.

Notwithstanding the foregoing, in no event will the Conversion Rate exceed 130.0390 per $1,000 principal amount, subject to adjustment in the same manner as the Conversion Rate as set forth in subsections (a) through (e) of Section 4.06.

The additional shares of Common Stock issuable pursuant to this Section 4.01(e) shall be delivered upon the later of (i) the settlement date for the conversion and (ii) promptly following the Fundamental Change Effective Date.

(f) By delivering the number of shares of Common Stock issuable on conversion to the Trustee, or to the Conversion Agent, if the Conversion Agent is other than the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest, and Liquidated Damages if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

(g) The Trustee may conclusively rely on the Company’s calculations of the Make Whole Premium.

(h) Securities in respect of which a Fundamental Change Repurchase Notice has been delivered, if otherwise convertible pursuant to this Article 4, may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Fundamental Change Purchase Notice, in accordance with the provisions of Article 3.

(i) The conversion rights pursuant to this Article 4 shall commence on the Issue Date of the Securities and expire at the close of business on the second Business Day immediately preceding the Final Maturity Date.

Section 4.02 Conversion Procedure.

(a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security (which shall be substantially in the form set forth in the form of Security attached as Exhibit A under the heading “Conversion Notice”) and deliver such notice to a Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, (4) pay an amount equal to the interest payable on the next Interest Payment Date if and as required by Section 4.02(c) and (5) pay all transfer or similar taxes, if required pursuant to Section 4.04. The date on which the Holder satisfies all of those requirements is the “Conversion

Date.” Upon the conversion of a Security, the Company shall deliver the shares of Common Stock determined in accordance with Section 4.13, (A) in the case of conversions prior to the 52nd Trading Day prior to the Final Maturity Date, on the third Business Day after the date a Holder has fulfilled all requirements herein for conversion, and (B) in the case of conversions on or after the 52nd Trading Day prior to the Final Maturity Date, on the Final Maturity Date. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

(b) The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares.

(c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion, and such interest shall be payable on the corresponding Interest Payment Date to the Holder of such Securities as of the close of business on the Regular Record Date. Upon surrender of any such Securities for conversion after the close of business on such Regular Record Date, such Securities shall also be accompanied by payment by the Holders of such Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date shall be paid on such Interest Payment Date to the record holder as of the Regular Record Date. Each payment of cash interest on the Securities will include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if no interest has been paid, the date the Securities are originally issued) through the day before the applicable interest payment date (or Fundamental Change Repurchase Date); or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued and unpaid interest on a converted Security. Accrued interest will be deemed paid by the shares of Common Stock (or any cash in lieu thereof) received by the Holder upon conversion. Delivery to the Holder of the full number of shares of Common Stock into which the Security is convertible, together with any cash payment in lieu of such Holder’s fractional shares, shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Security and to pay accrued and unpaid interest on the Security. Accrued and unpaid interest shall be deemed paid in full, rather than cancelled, extinguished or forfeited. The Company shall not be required to convert any Securities which are surrendered for conversion without payment of interest as required by this Section 4.02(c).

(d) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the, and in exchange for, unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Section 4.03 Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company shall pay: (i) in the case of conversions prior to the 52nd Trading Day prior to the Final Maturity Date, an amount in cash equal to the applicable portion of the Closing Sale Price of the Common Stock for the Trading Day immediately preceding the conversion date, rounding to the nearest whole cent; or (ii) in the case of conversions on or after the 52nd Trading Day prior to the Final Maturity Date, an amount in cash equal to the applicable portion of the Volume Weighted Average Price of the Common Stock for the last Trading Day of the Maturity Conversion Reference Period, rounding to the nearest whole cent.

Section 4.04 Taxes on Conversion. If a Holder converts a Security, the Holder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. The Holder shall also pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 4.05 Company to Provide Stock.

(a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

(b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities.

Section 4.06 Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) If the Company issues Common Stock as a dividend or distribution on Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 =	CR0 x OS1/OS0

where

CR0 =	the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 =	the new Conversion Rate in effect taking such event into account;

OS0 =	the number of shares of Common Stock outstanding immediately prior to such event; and

OS1 =	the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this Section 4.06(a) shall become effective on the date that is immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this Section 4.06(a) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all holders of Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Common Stock, or if the Company issues to all holders of Common Stock securities convertible into Common Stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock or a conversion price per share of Common Stock less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula:

CR1 =	CR0 x (OS0+X)/(OS0+Y)

where

CR0 =	the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 =	the new Conversion Rate taking such event into account;

OS0 =	the number of shares of Common Stock outstanding immediately prior to such event;

X =	the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities; and

Y =	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this Section 4.06(b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Stock at less than the applicable Closing Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. Any adjustment made pursuant to this Section 4.06(b) shall become effective on the date that is immediately after the date fixed for the determination of shareholders entitled to receive such rights, warrants, options, other securities or convertible securities. If any right, warrant, option, other security or convertible security described in this Section 4.06(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(c) If the Company distributes capital stock, evidences of indebtedness or other assets or property of the Company to all holders of Common Stock, excluding:

(1) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in Section 4.06(a) or (b) above,

(2)	dividends or distributions paid exclusively in cash, and

(3)	Spin-Offs described below in this Section 4.06(c),

then the Conversion Rate will be adjusted based on the following formula:

CR1 =	CR0 x SP0/(SP0-FMV)

where

CR0 =	the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 =	the new Conversion Rate taking such event into account;

SP0 =	the Closing Sale Price of the Common Stock over the 10 consecutive trading days ending on the Trading Day immediately preceding the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined in good faith by the Board of Directors of the Company) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the ex-dividend date for such distribution.

An adjustment to the Conversion Rate made pursuant to this paragraph shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution. The “ex-dividend date” is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.

If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the date fixed for determination of holders of Common Stock entitled to receive such distribution will be adjusted based on the following formula:

CR1 =	CR0 x (FMV0+MP0)/MP0

where

CR0 =	the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 =	the new Conversion Rate taking such event into account;

FMV0 =	the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off; and

MP0 =	the average of the Closing Sale Prices of the Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off.

An adjustment to the Conversion Rate made pursuant to this paragraph will occur on the 10th Trading Day from and including the effective date of the Spin-Off; provided that in respect of any conversion within the 10 consecutive Trading Days immediately following the effective date of any Spin Off, references with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed

If any such dividend or distribution described in this Section 4.06(c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Company pays or makes any dividend or distribution consisting exclusively of cash to all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 =	CR0 x (SP0)/(SP0-C)

where

CR0 =	the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 =	the new Conversion Rate taking such event into account;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the ex-dividend date for such distribution;

C =	the amount in cash per share of Common Stock that the Company distributes to holders of Common Stock.

An adjustment to the Conversion Rate made pursuant to this Section 4.06(d) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this Section 4.06(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Conversion Rate will be adjusted based on the following formula:

CR1 =	CR0 x (AC + (SP1 x OS1))/(SP1 x OS0)

where

CR0 =	the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 =	the new Conversion Rate taking such event into account;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 =	the number of shares of Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 =	the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made. Any adjustment to the Conversion Rate made pursuant to this Section 4.06(e) shall become effective on the date immediately following the determination of the average of the Closing Sale Prices of Common Stock for purposes of SP1 above. If the Company or one of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but the Company or the relevant subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) Notwithstanding subsections (a) through (e) of this Section 4.06, in no event shall the Conversion Rate as adjusted in accordance with the foregoing exceed 130.0390 shares per $1,000 principal amount of Securities, other than on account of adjustments to the Conversion Rate in the manner set forth in subsections (a) through (e) of this Section 4.06.

(g) If the Company has in effect a rights plan while any Securities remain outstanding, Holders will receive, upon a conversion of Securities in respect of which the Company is required to deliver shares of Common Stock, in addition to such shares of Common Stock, rights under the Company’s stockholder rights plan unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the rights plan adopted by the Company have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that Holders would not be entitled to receive any rights in respect of Common Stock, if any, that the Company is required to deliver upon conversion of Securities, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to Section 4.06(c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(h) For purposes of this Section 4.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.07 No Adjustment.

(a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Securities had been converted into Common Stock immediately prior to such transactions) without converting the Securities held by such Holders.

(b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(b) shall be carried forward and taken into account in any subsequent adjustment. The Company shall adjust for any carry forward amount upon conversion regardless of the 1% threshold. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c) Notwithstanding anything to the contrary contained herein, in addition to the other events set forth herein on account of which no adjustment to the Conversion Rate shall be made, the applicable Conversion Rate shall not be adjusted for: (i) the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan; (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Company; (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued; (iv) a change in the par value of the Common Stock; (v) accumulated and unpaid dividends or distributions; or (vi) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock.

(d) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

Section 4.08 Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officer’s Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 4.09 Notice of Certain Transactions. In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 10 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.

Section 4.10 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of the following events occur (each, a “Business Combination”):

(1) any recapitalization, reclassification or change of the Common Stock, other than (a) a change in par value, or from par value to no par value, or from no par value to par value, or (b) changes resulting from a subdivision or a combination,

(2) a consolidation, merger or combination of the Company with another Person,

(3) a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Company, other than one or more of the Company’s Subsidiaries, or

(4) any statutory share exchange of the Company with another Person,

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of Common Stock would have owned or are entitled to receive in respect of each share of Common Stock upon such Business Combination had such Securities been converted into Common Stock immediately prior to such Business Combination, except that such Holders will not receive the Make Whole Premium if such Holders do not convert their Securities “in connection with” the relevant Fundamental Change. A conversion of the Securities by a Holder will be deemed for these purposes to be “in connection with” a Fundamental Change if the notice of such conversion is provided in compliance with Section 4.02(a) to the Conversion Agent on or subsequent to the date 10 Trading Days prior to the date announced by the Company as the anticipated Fundamental Change Effective Date but before the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Securities will be convertible into the weighted average of the kind and amount of consideration received by the holders of the Common Stock that affirmatively make such an election. The Company may not become a party to any such transaction unless its terms are consistent with this Section 4.10. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof. Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Securities into shares of Common Stock prior to the effective date of the Business Combination.

Section 4.11 Trustee’s Disclaimer.

(a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate and/or an Opinion of Counsel, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

(b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.04.

Section 4.12 Voluntary Increase. The Company may also, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period of at least 20 days if the Company has determined that such increase would be in the best interests of the Company. If the Company makes such determination, it will be conclusive and the Company will mail to holders of the Securities a notice of the increased Conversion Rate and the period during which it will be in effect at least fifteen (15) days prior to the date the increased Conversion Rate takes effect in accordance with applicable law. The Company may also make such an increase to the Conversion Rate as the Board of Directors determines would avoid or diminish U.S. federal income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for U.S. federal income tax purposes.

Section 4.13 Settlement Upon Conversion.

(a) Upon conversion of any Security prior to the 52nd Trading Day immediately preceding the Final Maturity Date, Holders surrendering Securities for conversion shall be entitled to receive, for each $1,000 principal amount of Securities surrendered for conversion, a number of shares of Common Stock equal to the applicable Conversion Rate. Upon conversion of any Security on or after the 52nd Trading Day immediately preceding the Final Maturity Date, Holders surrendering Securities for conversion shall be entitled to receive, for each $1,000 principal amount of Securities surrendered for conversion: (A) a number of shares of Common Stock equal to the sum of the Daily Principal Share Amounts for each of the 50 consecutive Trading Days in the Maturity Conversion Reference Period, and (B) a number of shares of Common Stock equal to the sum of the Daily Remaining Share Amounts for each of the 50 consecutive Trading Days in the Maturity Conversion Reference Period, in each case appropriately adjusted to reflect events occurring during the Maturity Conversion Reference Period that would result in an adjustment to the Conversion Rate in accordance with the provisions of Section 4.06. The Company will deliver such shares of Common Stock, together with any cash payable for fractional shares, to such Holder in accordance with Section 4.02(a).

(b) For the purposes of Sections 4.13(a), in the event that any of Daily Principal Share Amounts, Daily Remaining Share Amounts or Volume Weighted Average Price is not calculable for all portions of the Maturity Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Daily Principal Share Amounts, Daily Remaining Share Amounts and Volume Weighted Average Price (which calculations shall be evidenced by an Officer’s Certificate delivered to the Trustee).

ARTICLE 5

[RESERVED]

ARTICLE 6

COVENANTS

Section 6.01 Payment of Securities.

(a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest or Liquidated Damages, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 12:00 p.m. (noon), New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.02, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, Fundamental Change Repurchase Price, and interest and Liquidated

Damages, if any, in each case if payable, shall be considered paid on the applicable date due if on such date (or, in the case of Fundamental Change Repurchase Price, on the Business Day following the applicable Fundamental Change Repurchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(b) Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose (which shall initially be the Corporate Trust Office of the Trustee) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments thereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 6.02 SEC and Other Reports.

(a) The Company shall file in a timely fashion all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q), and within 15 days after it files them with the SEC, the Company shall deliver copies of all such reports, information and other documents to the Trustee. In the event that the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with reports containing substantially the same information as would be required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports will be provided at the times the Company would have been required to provide reports had it continued to be subject to such reporting requirements. The Company also shall comply with the provisions of TIA Section 314(a).

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 6.03 Compliance Certificates. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2008), an Officer’s Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 6.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.05 Maintenance of Corporate Existence. Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 6.06 Rule 144A Information Requirement. The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Whether a person is a beneficial holder shall be determined by the Company.

Section 6.07 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest or Liquidated Damages, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.08 Payment of Liquidated Damages. If Liquidated Damages are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Liquidated Damages that are payable, (ii) the reason why such Liquidated Damages are payable and (iii) the date on which such Liquidated Damages are payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the Persons entitled to such Liquidated Damages, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment. The Trustee may conclusively rely on the correctness of the Liquidated Damages calculations provided by the Company without investigation.

Section 6.09 Maintenance of Office or Agency. The Company will maintain an office or agency of the Trustee, Registrar and Paying Agent where securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or purchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.

Section 6.10 Pledge and Escrow Agreement Deposit. Upon consummation of the initial sale of the Securities, the Company shall or shall cause to be deposited approximately $8.0 million (plus an additional approximately $0.8 million if the option set forth in Section 2(b) of the Purchase Agreement is exercised in full) of the net proceeds from the initial sale of the Securities, in the form of either government securities and/or cash, in the Escrow Account with the Escrow Agent.

ARTICLE 7

CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 7.01 Company May Consolidate, etc., only on Certain Terms. The Company may not consolidate with or merge into any Person (unless the Company is the surviving corporation) or convey, transfer or lease the property and assets, substantially as an entirety, of the Company to another Person, other than to one or more of the Company’s wholly-owned subsidiaries, unless:

(1) either (A) the Company shall be the surviving Person or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company, shall be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall, in any such case, expressly assume, by an indenture supplemental hereto, executed and delivered to the

Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Securities required on the part of the Company to be performed or observed;

(2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3) if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Section 7.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.02 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease substantially as an entirety, of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8

DEFAULT AND REMEDIES

Section 8.01 Events of Default.

(a) An “Event of Default” shall occur if:

(1) the Company shall fail to pay when due the Principal or any Fundamental Change Repurchase Price of any Security, when the same becomes due and payable; or

(2) the Company shall fail to pay an installment of interest or Liquidated Damages, if any, on any of the Securities, which failure continues for 30 days after the date when due; provided, however, that the Company’s failure to pay interest (including Liquidated Damages, if any) on any of the Securities within five Business Days of any Interest Payment Date prior to and including April 1, 2010 shall constitute an immediate Event of Default; or

(3) the Company shall fail to deliver when due all shares of Common Stock, if any, deliverable upon conversion of the Securities, including any Make-Whole Premium, which failure continues for 15 days; or

(4) the Company shall fail to perform or observe (or obtain a waiver with respect to) any other term, covenant or agreement contained in the Securities or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or

(5) the Company shall fail to pay any principal by the end of any applicable grace period or resulting in acceleration of other Indebtedness of the Company where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $5 million, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(6) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences as a debtor a voluntary case or proceeding; or

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Receiver of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

(B) appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

(C) orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days. The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law; or

(8) the Pledge and Escrow Agreement ceases to be in full force and effect, or enforceable, prior to its expiration in accordance with its terms.

(b) Notwithstanding Section 8.01(a), no Event of Default under clauses (4) or (5) of Section 8.01(a) shall occur until the Trustee notifies the Company in writing upon the written direction of the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5) of Section 8.01(a), as applicable, after receipt of such notice. A notice given pursuant to this Section 8.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 8.01 is cured, it ceases.

(c) The Company will deliver to the Trustee, within five Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer with responsibility for this Indenture at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless a Responsible Officer with responsibility for this Indenture acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.

Section 8.02 Acceleration. If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 8.01(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, and shall upon the written direction of the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Liquidated Damages, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, and such accrued and unpaid Liquidated Damages, if any, shall be due and payable immediately. If an Event of Default specified in Section 8.01(a)(6) or (7) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii) all overdue interest, if any, on all outstanding Securities,

(iii) the principal of any outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

(iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Defaults or Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.04. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Notwithstanding the acceleration provision above, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations with respect to SEC filings that are described above under Section 6.02(a), and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 0.5% of the outstanding principal amount of the Securities. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which the special interest began to accrue on any Securities. The special interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to any failure to comply with the provisions of Section 6.02 shall first occur to but not including the 180th day thereafter (or earlier, if the Event of Default relating any failure to comply with the provisions of Section 6.02 is cured or waived prior to such 180th day). On such 180th day (or earlier, if the Event of Default relating any failure to comply with the provisions of Section 6.02 is cured or waived prior to such 180th day), such special interest will cease to accrue and, if the Event of Default relating to any failure to comply with Section 6.02 shall not have been cured or waived prior to such 180th day, the Securities will be subject to acceleration as provided in this Section 8.02. In the event the Company does not elect to pay special interest upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided in this Section 8.02.

Section 8.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.

Section 8.04 Waiver of Defaults and Events of Default. Subject to Sections 8.02, 8.07 and 11.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, premium, if any, or any accrued but unpaid interest on any Security, an uncured failure by the Company to convert any Securities into Common Stock or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 8.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 8.06 Limitations on Suits.

(a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to Article 4) unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity acceptable to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

(b) No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

Section 8.07 Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, Fundamental Change Repurchase Price, or Make-Whole Premium and interest, if any or Liquidated Damages, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture, (whether upon repurchase or otherwise), and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, is, subject to compliance with the provisions of Section 8.06, absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 8.08 Collection Suit by Trustee. If an Event of Default described in clause (1) or (2) of Section 8.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.09 Trustee may File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10 Priorities.

(a) If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

(1) First, to the Trustee for amounts due under Section 9.07;

(2) Second, to Holders for amounts due and unpaid on the Securities for the principal amount, interest, and Liquidated Damages, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities; and

(3) Third, the balance, if any, to the Company.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

Section 8.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses (whether incurred before trial, at trial, on appeal or in any bankruptcy or arbitration or other administrative proceeding), against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding. This Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE 9

TRUSTEE

Section 9.01 Obligations of Trustee.

(a) If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee may (and shall upon the written direction of the Holders of at least 25% in aggregate principal amount of the Securities then outstanding and being furnished with indemnity acceptable to it) exercise such of the rights and powers vested in it by this Indenture. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee shall use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee need perform only those duties as are specifically set forth in this Indenture and no others.

This Section 9.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform on their face to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein

(d) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 9.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with this Indenture or a direction received by it pursuant to Section 8.05.

This Section 9.01(d) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections are hereby expressly excluded from this Indenture as permitted by the TIA.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate security or indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(f) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c), (d) and (e) of this Section 9.01.

(g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(h) The Trustee shall not be liable for any delays occurring as a result of force majeure.

Section 9.02 Rights of Trustee.

(a) Subject to Section 9.01:

(1) The Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, which shall conform to Section 12.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(3) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care.

(4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(8) The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default, or Fundamental Change unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the

Securities and this Indenture. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no Default, Event of Default, or Fundamental Change.

(9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

(10) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 9.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

Section 9.04 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company’s use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 9.05 Notice of Default or Events of Default. If a Default or an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of a Security notice of all uncured Defaults or Events of Default known to it within 90 days after it occurs or, if later, within 15 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and for so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of Holders of Securities, except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Security when due or in the payment of any purchase obligation, or the Company’s failure to convert Securities when obligated to convert them. This Section 9.05 is in lieu of section 315(b) of the TIA and such provision is expressly excluded from this Indenture as permitted by the TIA.

Section 9.06 Reports by Trustee to Holders.

(a) If a report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by TIA Section 313, the Trustee also shall comply with TIA Sections 313(b)(2), (c) and (d).

(b) A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 9.07 Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify and hold harmless the Trustee or any predecessor Trustee (which for purposes of this Section 9.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability, claim, damage or expense including taxes (other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with and to the extent resulting from the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses whether incurred before trial, at trial, on appeal or in any bankruptcy or arbitration or other administrative proceeding) itself against any claim or liability in connection with and to the extent resulting from the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

(c) The Company need not reimburse the Trustee for any expense or indemnify the Trustee against any loss or liability incurred by it determined to have been caused by the Trustee’s gross negligence, willful misconduct or bad faith.

(d) To secure the Company’s payment obligations in this Section 9.07, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee. The obligations of the Company under this Section 9.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 8.01(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

Section 9.08 Replacement of Trustee.

(a) The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a Successor Trustee in accordance with this Section 9.08.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

(c) If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee at the expense of the Company.

(d) If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

(f) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

(g) Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company’s obligations under Section 9.07 shall continue for the benefit of the retiring Trustee.

Section 9.09 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 9.10 Eligibility; Disqualification. The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 9.11 Preferential Collection of Claims against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 10

SATISFACTION AND DISCHARGE OF INDENTURE

Section 10.01 Satisfaction and Discharge of Indenture.

(a) This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation,

(i) have become due and payable, or

(ii) will become due and payable at the Final Maturity Date within one year; provided in the case of clause (B), that

(1) the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article 4, the obligations of the Company to the Trustee under Section 9.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 10.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 6.01 and 12.05, Article 4, and this Article 10, shall survive until the Securities have been paid in full.

Section 10.02 Application of Trust Money. Subject to the provisions of Section 10.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

Section 10.03 Repayment to Company.

(a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 10.01 and (2) held by them at any time.

(b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 10.04 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 11

AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 11.01 Without Consent of Holders.

(a) The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:

(1) evidencing a successor to the Company and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;

(2) adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;

(3) securing the Company’s obligations in respect of the Securities;

(4) evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 9;

(5) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by this Indenture or otherwise;

(6) providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, consolidation or transfer of assets (including the provisions of Section 4.10 and Article 7);

(7) adding guarantees with respect to the Securities;

(8) increasing the Conversion Rate in accordance with the terms of the Securities;

(9) curing any ambiguity, omission or inconsistency in this Indenture or correcting or supplementing any defective provision contained in this Indenture; or

(10) making any other changes to the Indenture that does not adversely affect the rights of the Holders in any material respect; provided that any amendment solely to conform the provisions of this Indenture to the description of the Securities contained in the offering memorandum relating to the Securities will not be deemed to adversely affect the rights of the Holders.

Section 11.02 With Consent of Holders.

(a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. However, subject to Section 11.04, without the written consent of each Holder affected, an amendment, supplement or waiver may not:

(1) alter the manner of calculation or rate of accrual of interest on any Security or change the time of payment of any installment of interest on, or any Liquidated Damages with respect to, any Security;

57

(2) make any of the Securities payable in money or securities other than that stated in the Securities;

(3) change the stated maturity of any Security;

(4) reduce the principal amount or Fundamental Change Repurchase Price (as applicable) with respect to any of the Securities, or any Liquidated Damages, or the amount payable upon purchase pursuant to Article 3, with respect to any Security;

(5) make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders in any material respect;

(6) impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security;

(7) change the currency of payment of principal of, or interest on, the Securities;

(8) except as otherwise permitted or contemplated by Section 4.10, adversely affect the conversion rights of the Securities (including reducing any Make Whole Premium payable with respect to such Securities); or

(9) change the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past Default.

(b) Without limiting the provisions of Section 11.02(a) hereof, the Holders of a majority in principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest, accrued and unpaid Liquidated Damages or Fundamental Change Repurchase Price, or in the obligation to deliver Common Stock, if any and as applicable, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

(c) After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 11.03 Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 11.04 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security.

Section 11.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 11.06 Trustee to Sign Amendments, etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 9.01, shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

Section 11.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 11, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 12.02 Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail,

postage prepaid, or delivered by recognized overnight courier, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Raser Technologies, Inc.
5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
Attention:	General Counsel
Facsimile:	(801) 374-3314

with a copy to:

Stoel Rives, LLP
201 South Main Street, Suite 1100
Salt Lake City, UT 84111
Attention:	Reed W. Topham
Facsimile:	(801) 578-6999

if to the Trustee, to:

The Bank of New York
101 Barclay Street, Floor 8W
New York, NY 10286
Attention:	Corporate Trust Administration
Facsimile:	(212) 815-5707

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder of a Security shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however that: (i) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an “Officer” of the Company

Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

Section 12.03 Communications by Holders with other Holders. Holders of Securities may communicate pursuant to TIA Section 312(b) with other Holders of Securities with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officer’s Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 12.05 Record Date for Vote or Consent of Holders of Securities. The Company (or, in the event deposits have been made pursuant to Section 10.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 12.06 Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 12.07 Non-Business Days. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Final Maturity Date or other payment date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Fundamental Change Repurchase Date, Final Maturity Date or other payment date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Fundamental Change Repurchase Date, Final Maturity Date or other payment date, as the case may be, to the next succeeding Business Day.

Section 12.08 Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 12.09 No Adverse Interpretation of other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 No Recourse against Others. All liability described in paragraph 17 of the Securities of any director, officer, employee or shareholder, as such, of the Company hereby is waived and released by each of the Holders.

Section 12.11 No Security Interest Created. Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 12.12 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.13 Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 12.14 Separability. If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.15 Table of Contents, Headings, etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.17 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

RASER TECHNOLOGIES, INC.

By:	/s/ MARTIN F. PETERSEN
Name:	Martin F. Petersen
Title:	Chief Financial Officer

THE BANK OF NEW YORK, as Trustee

By:	/s/ MARY LAGUMINA
Name:	Mary LaGumina
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.2

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH RASER TECHNOLOGIES, INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY

[1]	This paragraph should be included only if the Security is a Global Security.
[2]	This paragraph to be included only if the Security is a Restricted Security.

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.3

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.3

RASER TECHNOLOGIES, INC.

8.00% Convertible Senior Notes due 2013

No. [ ]	CUSIP: 754055 AA9

Raser Technologies, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of ($                    ) on April 1, 2013.

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security. The aggregate principal amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

SIGNATURE PAGE FOLLOWS

[3]	This paragraph to be included only if the Security is a Restricted Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

RASER TECHNOLOGIES, INC.

By:
Name:
Title:
Dated: March 26, 2008

Trustee’s Certificate of Authentication:
This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

RASER TECHNOLOGIES, INC.

8.00% CONVERTIBLE SENIOR NOTES DUE 2013

1.	INTEREST

Raser Technologies, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 8.00% per annum. The Company shall pay interest semiannually in arrears on April 1 and October 1 of each year (each an “Interest Payment Date”), commencing October 1, 2008. Each payment of interest will include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date, provided that the first interest payment on October 1, 2008, will include interest from March 26, 2008 through the day before the relevant Interest Payment Date (or purchase date, as the case may be). Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such day without any interest in respect of the delay. Any reference herein to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable on such date as provided in the Registration Rights Agreement.

No sinking fund is provided for the Securities.

2.	METHOD OF PAYMENT

The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on March 15 or September 15, as the case may be, (each, a “Regular Record Date”) next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, The Bank of New York (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and

Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent.

4.	INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 8.00% Convertible Senior Notes Due 2013 (the “Securities”), issued under an Indenture dated as of March 26, 2008 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, (the “TIA”) as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this security is referred to the Indenture and the TIA for a statement of them. Capitalized terms not defined herein have the meaning ascribed to such terms in the Indenture.

The Securities are unsecured, senior obligations of the Company limited to $50,000,000 aggregate principal amount ($55,000,000 aggregate principal amount if the Initial Purchaser exercises its over-allotment option in full, except as provided for in the Indenture). The Indenture does not limit other debt of the Company, secured or unsecured.

5.	REPURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

If a Fundamental Change occurs prior to the Final Maturity Date, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is not less than 30 nor more than 45 days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, and accrued and unpaid Liquidated Damages, if any, to, but excluding, the Fundamental Change Repurchase Date. The Holder shall have the right to withdraw any Fundamental Change Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.	CONVERSION

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion into Common Stock all or any portion of this Security that is in an integral multiple of $1,000. Upon conversion, the Holders shall be entitled to receive the consideration specified in the Indenture. No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture. The initial Conversion Rate of the Securities shall be 108.3658 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in accordance with the provisions of Article 4 of the Indenture. If a Holder converts all or any portion of this Security in connection with the occurrence of certain Fundamental Change transactions, the Conversion Rate shall be increased in the manner and to the extent described in Section 4.01(e) of the Indenture.

Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment by the Holders of such Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

A Security in respect of which a Holder has submitted a Fundamental Change Repurchase Notice may be converted only if such Holder validly withdraws such Fundamental Change Repurchase Notice in accordance with the terms of the Indenture.

7.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

8.	PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

9.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities in certain circumstances as provided in the Indenture.

11.	SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

12.	DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default shall occur if:

(1) the Company shall fail to pay when due the Principal or any Fundamental Change Repurchase Price of any Security when the same becomes due and payable; or

(2) the Company shall fail to pay an installment of interest or Liquidated Damages, if any, on any of the Securities, which failure continues for 30 days after the date when due; provided, however, that the Company’s failure to pay interest (including Liquidated Damages, if any) on any of the Securities within five Business Days of any Interest Payment Date prior to and including April 1, 2010 shall constitute an immediate Event of Default; or

(3) the Company shall fail to deliver when due all shares of Common Stock, if any, deliverable upon conversion of the Securities, including any Make Whole Premium, which failure continues for 15 days; or

(4) the Company shall fail to perform or observe (or obtain a waiver with respect to) any other term, covenant or agreement contained in the Securities or the Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or

(5) the Company shall fail to pay any principal by the end of any applicable grace period or resulting in acceleration of other Indebtedness of the Company where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $5 million, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(6) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences as a debtor a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Receiver of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

(B) appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

(C) orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days. The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law; or

(8) the Pledge and Escrow Agreement ceases to be in full force and effect, or enforceable, prior to its expiration in accordance with its terms.

Notwithstanding the above, no Event of Default under clauses (4) or (5) above shall occur until the Trustee notifies the Company in writing upon the written direction of the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5), as applicable, after receipt of such notice.

If an Event of Default (other than an Event of Default specified in clause (6) or (7) above) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, and shall upon the written direction of the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Liquidated Damages, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, and such accrued and unpaid Liquidated Damages, if any, shall be due and payable immediately. If an Event of Default specified in clauses (6) or (7) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii) all overdue interest, if any, on all outstanding Securities,

(iii) the principal of any outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

(iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Defaults or Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.04 of the Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Notwithstanding the acceleration provision above, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations in the Indenture with respect to SEC filings that are described under Section 6.02(a) of the Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 0.5% of the outstanding principal amount of the Securities. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which the special interest began to accrue on any Securities. The special interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to any failure to comply with the provisions of Section 6.02 of the Indenture shall first occur to but not including the 180th day thereafter (or earlier, if the Event of Default relating any failure to comply with the provisions of Section 6.02 of the Indenture is cured or waived prior to such 180th day). On such 180th day (or earlier, if the Event of Default relating any failure to comply with the provisions of Section 6.02 of the Indenture is cured or waived prior to such 180th day), such special interest will cease to accrue and, if the Event of Default relating to any failure to comply with Section 6.02 of the Indenture shall not have been cured or waived prior to such 180th day, the Securities will be subject to acceleration as provided above. In the event the Company does not elect to pay special interest upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided above. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

13.	TRUSTEE DEALINGS WITH THE COMPANY

The Bank of New York, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

14.	NO RECOURSE AGAINST OTHERS

A director, officer, employee, stockholder, incorporator or agent as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

15.	AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

16.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

17.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Raser Technologies, Inc., 5152 North Edgewood Drive, Suite 375, Provo, Utah 84604, Attention: General Counsel (Facsimile: (801) 374-3314).

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $            .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature

Date:
(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

A-13

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: Raser Technologies, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Raser Technologies, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture referred to in the Security at the Fundamental Change Repurchase Price, together with accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, such date, to the registered Holder hereof.

Dated:
Signature (s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty
Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

A-14

SCHEDULE OF EXCHANGES OF SECURITIES(1)

The following exchanges, purchases or conversions of a part of this Global Security have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

[1]	This schedule should be included only if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF

TRANSFER OF RESTRICTED SECURITIES

Re:	8.00% Convertible Senior Notes Due 2013 (the “Securities”) of Raser Technologies, Inc.

This certificate relates to $             principal amount of Securities owned in (check applicable box)

☐ book-entry or	☐ definitive form by	(the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of March 26, 2008 between Raser Technologies, Inc. and The Bank of New York, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:
(Insert Name of Transferor)